UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
(a) The Annual Meeting of Shareholders of Southwest Airlines Co. (the “Company”) was held on Thursday, May 7, 2026.

(b) The following matters were voted on by the Company’s Shareholders at the Annual Meeting and received the following votes:

1. Proposal 1 – Election of eleven Directors for terms expiring at the 2027 Annual Meeting of Shareholders:

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Lisa M. Atherton	344,758,477	34,136,329	566,052	62,994,310
Pierre R. Breber	370,998,884	7,870,553	591,421	62,994,310
Douglas H. Brooks	361,664,157	17,194,293	602,408	62,994,310
Sarah E. Feinberg	358,999,977	19,751,763	709,118	62,994,310
Robert L. Fornaro	366,920,758	12,042,125	497,975	62,994,310
Rakesh Gangwal	344,388,346	34,474,149	598,363	62,994,310
David J. Grissen	371,447,254	7,451,577	562,027	62,994,310
David P. Hess	366,280,441	12,466,256	714,161	62,994,310
Robert E. Jordan	367,197,900	11,703,974	558,984	62,994,310
Christopher P. Reynolds	230,555,780	145,944,626	2,960,452	62,994,310
Patricia A. Watson	349,537,426	29,321,846	601,586	62,994,310

2. Proposal 2 – An advisory (non-binding) vote to approve the compensation of the Company’s named executive officers:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
364,384,778	13,450,799	1,625,281	62,994,310

3. Proposal 3 – A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2026:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
430,433,346	10,943,832	1,077,990	0

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

Date: May 11, 2026	By:	/s/ Jeff Novota

Jeff Novota
Senior Vice President Chief Legal Officer
& Corporate Secretary